UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 13, 2007
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01     Regulation FD Disclosure.
     On September 13, 2007, certain officers of Doral Financial Corporation (the “Company”), including the named executive officers Mr. Marangal I. Domingo, Executive Vice President and Chief Financial Officer, Mr. Calixto García-Vélez, Executive Vice President and Chief Executive Officer of Doral Bank, Enrique R. Ubarri, Esq., Executive Vice President and General Counsel, Ms. Lesbia Blanco, Executive Vice President and Chief Talent and Administration Officer, Mr. Gerardo Leiva, Executive Vice President and Chief Operations Officer, Mr. Christopher Poulton, Executive Vice President and Chief Business Development Officer, and Mr. Paul Makowski, Executive Vice President and Chief Risk Officer, purchased limited partnership interests in Doral Holdings, L.P., a Cayman Islands limited partnership, representing less than 1% of the total limited partnership interests, from a limited partner of Doral Holdings, L.P. for an aggregate of $2,500,000. Doral Holdings, L.P. is the managing member of Doral Holdings Delaware, LLC, a Delaware limited liability company, which owns approximately 90% of the outstanding shares of common stock of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: September 17, 2007	By:	/s/ Marangal I. Domingo

	Name:	Marangal I. Domingo
	Title:	Chief Financial Officer